Exhibit 21.1

LIST OF SUBSIDIARIES

NAME	JURISDICTION OF FORMATION
MarkWest Michigan, Inc.	Colorado
MarkWest Resources, Inc.	Colorado
Matrex, L.L.C.	Michigan
MarkWest Energy GP, L.L.C.	Delaware
MarkWest Energy Partners, L.P.	Delaware
MarkWest Energy Operating Company, L.L.C.	Delaware
West Shore Processing Company, L.L.C.	Michigan
Basin Pipeline, L.L.C.	Michigan
MarkWest Energy Appalachia, L.L.C.	Delaware
MarkWest Texas GP, L.L.C.	Delaware
MW Texas Limited, L.L.C.	Delaware
MarkWest Michigan Pipeline Company, L.L.C.	Michigan
MarkWest Western Oklahoma Gas Company, L.L.C.	Oklahoma
MarkWest Power Tex L.P.	Texas
MarkWest Pinnacle L.P.	Texas
MarkWest Texas PNG Utility L.P.	Texas
MarkWest Blackhawk, L.P.	Texas
MarkWest Energy East Texas Gas Company, L.P.	Delaware
MarkWest Pipeline Company, L.P.	Texas
MarkWest New Mexico, L.P.	Texas
MarkWest Javelina Company	Texas general partnership
MarkWest Javelina Holding Company, L.P.	Delaware
MarkWest Javelina Pipeline Company	Texas general partnership
MarkWest Javelina Pipeline Holding, L.P.	Oklahoma

Starfish Pipeline Company, L.L.C.

Delaware